UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2015

SUMMIT HOTEL PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35074	27-2962512
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12600 Hill Country Boulevard, Suite R-100

Austin, Texas 78738

(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300
(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets

On June 2, 2015, Summit Hotel OP, LP, the operating partnership of Summit Hotel Properties, Inc., and certain affiliated entities (collectively, the “Company”) entered into two separate agreements, as amended on July 15, 2015 (collectively, the “ARCH Agreements”), to sell a portfolio of 26 hotels containing an aggregate of 2,793 guestrooms to affiliates of American Realty Capital Hospitality Trust, Inc. (“ARCH”) for an aggregate cash purchase price of approximately $347.4 million (the “ARCH Sale”). The hotels are being sold in three separate closings.  The first closing of 10 hotels containing 1,090 guestrooms was completed on October 15, 2015 for an aggregate cash payment of $150.1 million (the “First Closing”).

The second closing of 10 hotels containing 996 guestrooms is expected to occur before December 31, 2015 for an aggregate selling price of $89.1 million (the “Second Closing”) and the third closing of six hotels containing 707 guestrooms is expected to occur in the first quarter of 2016 for an aggregate selling price of $108.2 million (the “Third Closing”).  The Second Closing and Third Closing are subject to the satisfaction of customary closing conditions.  None of the closings are conditioned on the sale of the other hotels at that closing or any other closing.  If any of the hotels are not sold, then the cash purchase price will be adjusted by the parties in accordance with the applicable agreement.  However, we believe that it is probable that all of the hotels will be sold.

The Company does not have any material relationship with ARCH or its subsidiaries, other than through the ARCH Agreements and other related contracts to be entered into upon closing of the transactions described in the ARCH Agreements.

The proceeds from the First Closing were used to complete certain reverse exchanges under Section 1031 of the Internal Revenue Code of 1986, as amended (“1031 Exchange”), related to purchases of two hotels in the MCR Portfolio completed in July 2015 and the purchase of two hotels in the Additional Acquisitions in June 2015 for an aggregate purchase price of $115.8 million, as described below.  The four acquired hotels contain 496 guestrooms.

Additionally, on October 19, 2015, the Company closed on the purchase of the Hyatt House Airport in Miami, Florida from Noble I/HY Miami, LLC (“Noble I”) for a purchase price of $39.0 million. The hotel contains 156 guestrooms.  The purchase from Noble I was executed through a qualified intermediary under a 1031 Exchange primarily using cash proceeds from the First Closing.

On October 20, 2015, the Company closed on the purchase of the Courtyard Atlanta Decatur Downtown from Noble I Decatur, LLC (“Noble II”) for a purchase price of $44.0 million.  The hotel contains 179 guestrooms.  The purchase from Noble II was completed through a qualified intermediary under a reverse 1031 Exchange using funds drawn on the Company’s senior unsecured revolving line of credit.  We anticipate completion of the like-kind exchange upon the sale of the hotels to be sold to ARCH in the Third Closing.

The Company does not have any material relationship with Noble I or Noble II or other affiliated companies (the “Noble Companies”) other than through the purchase and sale agreements for the purchase of the Hyatt House Airport in Miami, Florida and the Courtyard Atlanta Decatur Downtown (the “Noble Portfolio”).

The Company has executed two purchase and sale agreements, each dated August 5, 2015, for the purchase of two hotels containing a total of 386 guestrooms for an aggregate purchase price of $109.0 million (the “Pending Acquisitions”).  We expect the Pending Acquisitions to close prior to December 31, 2015.  Each closing is subject to the satisfaction of customary closing conditions.  Neither of the closings is conditioned on the purchase of the other hotel.  However, we believe that it is probable that both of the closings will occur.  One of the Pending Acquisitions is expected to be completed through a qualified intermediary under a reverse 1031 Exchange using funds drawn on the Company’s revolving line of credit to complete a like-kind exchange with hotels to be sold to ARCH in the Third Closing while the other will be purchased using proceeds from the Second Closing.

On July 24, 2015, we closed the purchase of the Residence Inn by Marriott in Baltimore (Hunt Valley), Maryland containing 141 guestrooms and the purchase of the Residence Inn by Marriott in Branchburg, New Jersey containing 101 guestrooms on July 24, 2015 (the “Residence Inn Portfolio”) for a combined purchase price of $56.8 million.  The purchase of the Residence Inn portfolio was executed through a qualified intermediary under reverse 1031 Exchanges using cash drawn on our revolving line of credit until like-kind exchanges with hotels sold to ARCH in the First Closing were completed.

On June 18, 2015, we closed the purchase of the Hampton Inn in Boston (Norwood), Massachusetts containing 139 guestrooms for a purchase price of $24.0 million and on June 30, 2015, we closed the purchase of the Hotel Indigo in Asheville, North Carolina containing 115 guestrooms for a purchase price of $35.0 million (collectively, the “Additional Acquisitions”).  The consummation of the Additional Acquisitions was completed through a qualified intermediary under reverse 1031 Exchanges using cash drawn on our revolving line of credit until like-kind exchanges with hotels sold to ARCH in the First Closing were completed.

The financial information in Exhibit 99.1 with respect to the Noble Portfolio, the Residence Inn portfolio, the Pending Acquisitions and the Additional Acquisitions has not been audited and is based on information received from the respective sellers of these hotel properties.

The unaudited pro forma condensed combined balance sheet at June 30, 2015 included in Exhibit 99.1 combines our historical consolidated balance sheet with the historical balance sheets or account balances related to the acquisition and disposition of the assets described above (the “Pro Forma Transactions”) and have been prepared as if the Pro Forma Transactions and related loan modification transactions described in Exhibit 99.1 had been completed on June 30, 2015, except for the Additional Acquisitions, which were completed prior to June 30, 2015.   As such, the balance sheet information related to the Additional Acquisitions is already included in our historical consolidated balance sheet at June 30, 2015.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2015 and the year ended December 31, 2014 included in Exhibit 99.1 combine our historical consolidated statements of income with the historical statements of operations of the Pro Forma Transactions and related modification transactions and have been prepared as if the Pro Forma Transactions had been completed on January 1, 2014.

The historical financial information included in Exhibit 99.1 is adjusted in the pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Pro Forma Transactions and related modification transactions, (2) factually supportable, and (3) with respect to the condensed combined statements of operations, expected to have a continuing effect on our combined results of operations.  Please refer to the “Notes to Unaudited Pro Forma Condensed Combined Financial Information” included in Exhibit 99.1.

The unaudited pro forma condensed combined financial information is not necessarily indicative of or intended to represent the results that would have been achieved had the Pro Forma Transactions been consummated as of the dates indicated or that may be achieved in the future.  Our actual results reported in periods following the completion of the Pro Forma Transactions may differ significantly from those reflected in these unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

Forward Looking Statements

The Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  These forward-looking statements are based upon the Company’s expectations, but these statements are not guaranteed to occur.  Investors should not place undue reliance upon forward-looking statements.  These statements relate to, among other things, the Company’s pending sale of hotels to ARCH, and pending purchase of hotels as described herein.  No assurances can be given that the dispositions or acquisitions will be completed when expected, on the terms described or at all.  These actions are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, general economic conditions, market conditions and other factors, including those set forth in the Risk Factors section of the Company’s periodic reports and other documents filed with the Securities and Exchange Commission (the “SEC”).  Copies are available on the SEC’s website, www.sec.gov.  The Company undertakes no obligation to update these statements after the date of this Current Report on Form 8-K.

Item 7.01.                                        Regulation FD Disclosure

On October 20, 2015, the Company issued a press release announcing the completion of the sale of 10 hotels to ARCH and the acquisition of the Noble I hotel and the Noble II hotel all as described in Item 2.01.  A copy of the press release is furnished as Exhibit 99.2 to this report.

Item 9.01                                           Financial Statements and Exhibits.

(a)         Financial statements of businesses acquired

To the extent required by this item, audited historical financial statements for acquisition of the Noble Portfolio and the Pending Acquisitions referenced in Item 2.01 above will be filed in an amendment to this current report on From 8-K no later than 71 calendar days after the date of this report.

(b)         Pro forma financial information

Pro forma financial information of the Company relating to the acquisition and disposition of the hotels referenced in Item 2.01 above is attached hereto as Exhibit 99.1 and incorporated by reference herein.

(d)                                 Exhibits

99.1                        Unaudited Pro Forma Condensed Combined Financial Information for Summit Hotel Properties, Inc.

99.2                        Press release issued October 20, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.

	By:	/s/ Christopher R. Eng
Name: Christopher R. Eng
Dated: October 20, 2015	Title: Senior Vice President, General Counsel, Chief Risk Officer and Secretary